     1) how many silent 2nds
483
     2) cLTV including silents
86.07%
     3) agg DTI
39.96%
     4) DTI IO loans
40.10%
     5) DTI CA Loans
40.52%
To clarify 1): 483 loans have a silent second (29.63% of pool)